UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 STATE ROUTE 17, RAMSEY, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Kaitlin Kestenberg to Chief Operating Officer and SVP, Compliance

Effective April 1, 2024 (the “Effective Date”), Kaitlin Kestenberg, former Senior Vice President, Compliance & Project Operations of ADMA Biologics, Inc. (the “Company”), was promoted to Chief Operating Officer and Senior Vice President, Compliance of the Company (the “Promotion”).

Ms. Kestenberg, age 37, joined the Company as Clinical Research Manager in 2011 and has received multiple promotions and positions of increasing responsibility. Ms. Kestenberg served as the Company’s Senior Vice President, Compliance & Project Operations from April 2023 through March 2024, as Vice President, Compliance & Project Management and Acting Head of Analytical and Process Development from May 2021 through March 2023, as Vice President, Compliance & Project Management from April 2019 until May 2021 and as Senior Director, Compliance, Project Management & Clinical Operations from January 2018 through March 2019. Prior to joining the Company, she held roles of increasing responsibility in clinical operations, quality operations and compliance at Acorda Therapeutics, Inc. and Merck & Co. Inc. Ms. Kestenberg holds a B.A. from the State University of New York at Albany and an M.S.J. from Seton Hall University. There have been no related party transactions between the Company and Ms. Kestenberg reportable under Item 404(a) of Regulation S-K, there are no arrangements or understandings between Ms. Kestenberg and any other person pursuant to which she was appointed as an officer reportable under Item 404(b) of Regulation S-K, and Ms. Kestenberg has no family relationships with any of our directors or executive officers reportable under Item 401(d) of Regulation S-K.

On the Effective Date, the Company and Ms. Kestenberg entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Ms. Kestenberg will serve as the Chief Operating Officer and Senior Vice President, Compliance of the Company. The Employment Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein).

The Employment Agreement further provides, in the event (i) that Ms. Kestenberg is terminated by the Company without Cause, (ii) that Ms. Kestenberg resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Employment Agreement is not assumed by the successor to the Company, she would be entitled to (in addition to any accrued but unpaid salary and unreimbursed expenses): (A) in the event Ms. Kestenberg elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement from the Company for the same portion of Ms. Kestenberg’s family COBRA health insurance premium that it paid during her employment up until the earlier of (x) the date twelve (12) months after Ms. Kestenberg’s termination and (y) the date on which Ms. Kestenberg is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Ms. Kestenberg’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Employment Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Ms. Kestenberg for the same portion of her family COBRA health insurance premium that it paid during her employment up until the earlier of (I) the date twelve (12) months after the date of Ms. Kestenberg’s termination and (II) the date on which Ms. Kestenberg is eligible for comparable health benefits with another company or business entity; (B) any Target Bonus that has not been paid from the prior performance year to the extent the Board has determined in good faith that the goals have been attained; (C) a severance payment equal to  twelve (12) months of base salary payable in twelve (12) monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to fifteen (15) months’ base salary plus one and a half (1 ½) times the Target Bonus payable in a lump sum, and (C) accelerated vesting of all stock options previously granted to Ms. Kestenberg and all stock options granted in the future to Ms. Kestenberg (the “Kestenberg Stock Options”), as well as all restricted stock units previously granted to Ms. Kestenberg and all restricted stock units granted in the future to Ms. Kestenberg (the “Kestenberg RSUs”), as described in the following sentence. If Ms. Kestenberg is terminated without Cause or Ms. Kestenberg resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, (i) such Kestenberg Stock Options will accelerate in full and such Kestenberg Stock Options shall remain exercisable until the earlier of eighteen (18) months after Ms. Kestenberg’s termination of employment or the expiration of the ten (10)-year term of the Kestenberg Stock Options, and (ii) all Kestenberg RSUs granted at the time of termination to Ms. Kestenberg shall be immediately vested. Furthermore, any payments, awards, benefits or distributions due to Ms. Kestenberg under the Employment Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Employment Agreement. In the event that the Employment Agreement is terminated as a result of Ms. Kestenberg’s death, becoming Disabled (as defined therein), material breach of the Employment Agreement, by the Company with Cause or if Ms. Kestenberg resigns without Good Reason, the Company shall have no further obligations to Ms. Kestenberg under the Employment Agreement except for the payment of Ms. Kestenberg’s accrued, unpaid base salary through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Ms. Kestenberg’s death or becoming Disabled, the Company will reimburse Ms. Kestenberg (or her qualified beneficiaries) for the same portion of her family COBRA health insurance premium (if continued coverage under COBRA is elected) and COBRA dental and vision premiums (if available under COBRA) that it paid during Ms. Kestenberg’s employment for at least twelve (12) months after the date of her termination and Ms. Kestenberg or her estate shall be entitled to any unpaid annual bonus from any prior performance year.

The Employment Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and invention assignment covenants.

In consideration of Ms. Kestenberg’s entering into the Employment Agreement, on the Effective Date, Ms. Kestenberg was granted (ii) an option to purchase 300,328 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), which will vest over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the Effective Date and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on the four-year anniversary of the Effective Date, and (ii) 192,320 restricted stock units, which will vest in four equal annual installments (25% per installment) on each anniversary of the Effective Date over four years, in each case under the ADMA Biologics, Inc. 2022 Equity Compensation Plan.

The Employment Agreement provides that Ms. Kestenberg is (i) entitled to a base salary of $460,000 annually, (ii) eligible for an annual cash bonus with a target equal to 50% of Ms. Kestenberg’s base salary (“Target Bonus”), based upon the attainment of certain performance milestones and objectives established by the Company’s Board of Directors (“Board”) (acting through the Compensation Committee) in consultation with Ms. Kestenberg; and (iii) eligible to participate in the Company’s standard benefits package.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 1, 2024, by and between the Company and Kaitlin Kestenberg.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2024	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President, Chief Executive Officer and Interim Chief Financial Officer